UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

ORTHOFIX MEDICAL INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-19961	98-1340767
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3451 Plano Parkway
Lewisville, Texas		75056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 937-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value per share	OFIX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Approval of Amendment No. 5 to the Second Amended and Restated Stock Purchase Plan

On June 10, 2026, Orthofix Medical Inc. (the "Company") held its 2026 Annual Meeting of Shareholders (the "Annual Meeting"). At the Annual Meeting, the Company’s shareholders approved Amendment No. 5 (the "SPP Amendment") to the Company’s Second Amended and Restated Stock Purchase Plan (as previously amended, the "SPP"). The Company’s named executive officers are participants in the SPP. The SPP Amendment increases the number of shares of the Company's common stock available for issuance under the SPP by 1,250,000 shares. The SPP Amendment does not provide for any other changes to the SPP. The text of the SPP Amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference. The text of the SPP and the SPP Amendment are also set forth as Appendix A to the Company’s proxy statement for the Annual Meeting, and the terms of the SPP and the SPP Amendment are further described in pages 73-75 of such proxy statement for the Annual Meeting.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 10, 2026, the Company held the Annual Meeting. The total number of common shares eligible to vote as of the record date, April 13, 2026, was 40,385,869 and, pursuant to the Company’s Bylaws, 20,192,935 shares were required to be present or represented at the Annual Meeting to constitute a quorum. The total number of common shares present or represented at the Annual Meeting was 34,776,676, and a quorum therefore existed. Of the shares present and represented, 4,704,457 constituted broker non-votes for purposes of items 1, 2 and 4 below.

At the Annual Meeting:

1.	Election of Board of Directors. The following persons were elected as directors of the Company for a one-year term expiring at the 2027 Annual Meeting of Shareholders:

Name	Votes For	Votes Against	Abstentions
Alan L. Bazaar	29,026,559	1,014,417	31,243
Wayne Burris	24,898,636	5,162,812	10,771
Massimo Calafiore	29,344,227	725,358	2,634
Vickie L. Capps	29,373,109	667,919	31,191
Michael M. Finegan	29,238,156	827,899	6,164
Jason M. Hannon	29,389,134	676,817	6,268
John B. Henneman, III	28,798,930	1,262,304	10,985
Charles R. Kummeth	28,990,854	1,070,316	11,049
Shweta S. Maniar	29,631,030	434,784	6,405
Michael E. Paolucci	24,698,858	5,367,249	6,112

2.

Advisory and Non-Binding Resolution to Approve Executive Compensation. The advisory and non-binding resolution to approve executive compensation was approved by a vote of (i) 24,480,474 in favor, (ii) 5,577,200 against, and (iii) 14,545 abstaining.

3.

Ratification of the Selection of Ernst & Young LLP. The selection of Ernst & Young LLP to act as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2026 was ratified by a vote of (i) 33,262,505 in favor, (ii) 1,384,292 against, and (iii) 129,879 abstaining.

4.

Approval of Amendment No. 5 to the Second Amended and Restated Stock Purchase Plan. Shareholders approved Amendment No. 5 to the Company’s Second Amended and Restated Stock Purchase Plan by a vote of (i) 29,235,005 in favor, (ii) 831,625 against, and (iii) 5,589 abstaining.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 5 to the Orthofix Medical Inc. Second Amended and Restated Stock Purchase Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix Medical Inc.

Date:	June 11, 2026	By:	/s/ J. Andrés Cedrón
J. Andrés Cedrón Chief Legal Officer